SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

4400 Biscayne Boulevard, Miami, FL 33137
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement.

As of August 15, 2011, BioZone Laboratories, Inc. (“BioZone Labs”) and Equalan, LLC (“Equalan”) wholly owned subsidiaries of BioZone Pharmaceuticals, Inc. (the “Company”) are in default with respect to four promissory notes (the “Notes”) issued to a financial institution (the “Lender”) with an aggregate amount of principal and interest equal to $2,043,033 outstanding as of such date.

The default results from the acquisition by the Company of all of the stock of BioZone Labs and Equalan. The Notes contain events of default, including a change of ownership of more than 25% of BioZone Labs’ or Equalan’s common stock. The Notes are secured by a first priority lien on all of BioZone Labs’ and Equalan’s assets. In addition, our President and Chief Scientific Officer and our Executive Vice President, each of whom is a significant shareholder of the Company, have each personally guaranteed full repayment of the Notes. On August 15, 2011, the Lender declared the entire unpaid principal amount and accrued interest of the Notes immediately due and payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: August 18, 2011	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and CFO